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                                                                    EXHIBIT 23.6


               [BEVERAGE MARKETING CORP. OF NEW YORK LETTERHEAD]









22 June 1999

Ms. Polly Moles
Corporate Communications
American National Can Group, Inc.
8770 West Bryn Mawr Avenue
Chicago, Illinois 60631-3542

Dear Ms. Moles:

American National Can Group, Inc. has permission to reprint certain data related to the U.S. beverage industry that Beverage Marketing has compiled. This data should be credited to Beverage Marketing Corporation, and we hereby consent to the use of our name in American National Can Group, Inc.'s registration statement on Form S-1.

Sincerely,



Gary A. Hemphill
Gary A. Hemphill
Vice President